UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):     May 25, 2006

WALTER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13711	13-3429953
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 871-4811

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Walter Industries, Inc. (the “Company”) has entered into certain agreements with Mueller Water Products, Inc., a Delaware corporation (“Mueller Water”), as set forth and described below. The Company is the holder of all of Mueller Water’s outstanding Series B common stock, par value $0.01 per share (the “Series B Common Stock”). Prior to the initial public offering (the “IPO”) of Mueller Water’s Series A common stock, par value $0.01 per share (the “Series A Common Stock”), Mueller Water was a wholly-owned subsidiary of the Company. Following the completion of the IPO, Mueller Water will be a majority-owned subsidiary of the Company.

Corporate Agreement

The Company has entered into a corporate agreement with Mueller Water (the “Corporate Agreement”), effective as of May 26, 2006. Under the Corporate Agreement, Mueller Water has granted to the Company a continuing option (the “Stock Option”), assignable to any of the subsidiaries of the Company, to purchase, under certain circumstances, additional shares of Series B Common Stock or shares of Mueller Water’s nonvoting capital stock, if any. The Stock Option will expire in the event that the Company reduces its beneficial ownership of common stock in Mueller Water to less than 20% of the value of the total outstanding shares of common stock of Mueller Water. The Corporate Agreement also provides the Company with demand registration rights obligating Mueller Water to use its best efforts to effect the registration of the shares of Mueller Water’s common stock and nonvoting capital stock held by the Company upon the Company’s request, and tag-along registration rights granting the Company the right, subject to certain limitations, to include the shares of Mueller Water’s common stock owned by it in certain other registrations of Mueller Water’s common equity securities. The Corporate Agreement is filed as Exhibit 10.1 hereto, and such exhibit is incorporated by reference herein.

Income Tax Allocation Agreement

The Company and Mueller Water have entered into an income tax allocation agreement (the “Income Tax Allocation Agreement”), effective as of May 26, 2006. Pursuant to the Income Tax Allocation Agreement, the Company and Mueller Water will make payments to each other such that, with respect to any period during which Mueller Water is or was a member of the consolidated federal income tax group or any combined state or local income tax group with the Company or any subsidiary of the Company, the amount of taxes to be paid by Mueller Water, or the amount of tax benefit to be refunded to Mueller Water by the Company, subject to certain adjustments, will be determined as though Mueller Water was to file separate federal, state and local income tax returns as the common parent of an affiliated group of corporations filing combined, consolidated or unitary (as applicable) federal, state and local returns rather than a consolidated subsidiary of the Company with respect to federal, state and local income taxes. With respect to Mueller Water’s tax assets, its right to reimbursement from the Company will be determined based on the usage of such tax assets by the Company’s consolidated federal income tax group or the combined, consolidated or unitary state or local income tax group. The Income Tax Allocation Agreement is filed as Exhibit 10.2 hereto, and such exhibit is incorporated by reference herein.

Transition Services Agreement

The Company and Mueller Water have also entered into a transition services agreement (the “Transition Services Agreement”), effective as of May 26, 2006 pursuant to which the Company and Mueller Water and certain of their respective subsidiaries will provide to each other certain services, including the provision by the Company to Mueller Water of certain tax and accounting services, certain occupancy rights, certain human resources services (including benefit plan administration), certain communications systems and certain insurance. Services under the agreement are to be provided at a price sufficient to cover the provider’s reasonable estimate of its actual costs and, if applicable, consistent with the prices such provider would charge to an affiliate, in each case without taking into account any profit margin or projected savings from increased efficiency. The term of the services to be provided varies on a service-by-service basis. The Transition Services Agreement is filed as Exhibit 10.3 hereto, and such exhibit is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1                 Corporate Agreement, dated as of May 26, 2006, by and between Walter Industries, Inc. and Mueller Water Products, Inc.

10.2                 Income Tax Allocation Agreement, dated as of May 26, 2006, by and among Walter Industries, Inc., the Walter Affiliates (as defined therein), Mueller Water Products, Inc. and the Mueller Affiliates (as defined therein)

10.3                 Transition Services Agreement, dated as of May 26, 2006, by and between Walter Industries, Inc. and Mueller Water Products, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2006	WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
Victor P. Patrick
Sr. Vice President, General Counsel and Secretary

WALTER INDUSTRIES, INC.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Corporate Agreement, dated as of May 26, 2006, by and between Walter Industries, Inc. and Mueller Water Products, Inc.

10.2

Income Tax Allocation Agreement, dated as of May 26, 2006, by and among Walter Industries, Inc., the Walter Affiliates (as defined therein), Mueller Water Products, Inc. and the Mueller Affiliates (as defined therein)

10.3	Transition Services Agreement, dated as of May 26, 2006, by and between Walter Industries, Inc. and Mueller Water Products, Inc.